UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On February 11, 2019, Mr. Crandall Melvin, Chief Financial Officer of SilverSun Technologies, Inc. (the “Company”), tendered his resignation to the Company’s Board of Directors (the “Board”), effective immediately. Mr. Melvin did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but because he is retiring. Mr. Melvin will continue to serve as an advisor to the Chief Executive Officer of the Company.

Appointment of Chief Financial Officer

On February 11, 2019, in connection with Mr. Melvin’s resignation, the Board appointed Ms. Christine Dye, currently an employee of the Company, as Chief Financial Officer of both the Company and SWK Technologies, Inc., the Company’s wholly owned subsidiary, effective immediately.

Ms. Dye, age 46, has over 20 years of financial management experience within technology solution organizations, including serving as Chief Financial Officer at three previous companies. As CFO of Send Word Now, Inc., and later as CFO at On-Net Surveillance Systems, both private-equity sponsored companies, she assisted in the sale of both businesses. In addition, she was previously Finance Director at Citrix Systems, Inc., where she also served as part of the leadership team for GoToAssist™ and the Audio Conferencing division.

Christine earned her B.S. in Accounting from the University of North Carolina at Charlotte, and is a Certified Public Accountant in New Jersey.

Ms. Dye will be employed by the Company at-will and shall receive $220,000 per annum for her services and is eligible for a discretionary bonus of up to 10% of her annual salary.

There is no arrangement or understanding between Ms. Dye and any other persons pursuant to which Ms. Dye was selected as an officer.

There are no family relationships between Ms. Dye and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Ms. Dye had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

On February 12, 2019, the Company issued a press release announcing the appointment of Ms. Dye as the Chief Financial Officer. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1*	Press Release, dated February 12, 2019.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: February 13, 2019	By:	/s/ Mark Meller
Mark Meller
President, Chief Executive Officer